Exhibit 99.1

    Cimarex Energy Announces Fourth-Quarter 2003 Earnings of $0.43 Per Share

      DENVER, Feb. 11 /PRNewswire-FirstCall/ -- Cimarex Energy Co. (NYSE: XEC) today reported fourth-quarter 2003 net income of $18.3 million, or $0.43 per diluted share. This compares to fourth-quarter 2002 net income of $15.8 million, or $0.38 per diluted share.

      Revenues from oil and gas sales in the fourth quarter of 2003 were $77.1 million, compared to $64.4 million in the same period of 2002. Cash flow from operations for the fourth quarter of 2003 was $50.5 million, versus $45.6 million in the same period of 2002.(1) Fourth-quarter 2003 financial results were positively impacted by a 4 percent increase in production volumes and a 15 percent increase in gas and oil prices.

      Total daily production volumes averaged 187 million cubic feet (MMcf) equivalent during the fourth quarter of 2003 versus 180 MMcf equivalent a year earlier. The increase is attributable to positive drilling results of 2003. Fourth quarter 2003 production rose 3 percent from 181 MMcf equivalent per day in the third quarter. The accompanying tables detail quarterly and year-to-date volumes and prices.

      Exploration and development expenditures during the fourth quarter of 2003 totaled $58.5 million, up from $36.5 million for the fourth quarter 2002. Increased capital expenditures reflect expansion of the Company's drilling program. In the fourth quarter of 2003, there were 60 gross (37 net) wells drilled, up from 48 gross (30 net) wells in the third quarter.

    Full-year 2003

      For the full year 2003, Cimarex reported net income of $94.6 million, or $2.22 per diluted share. This compares to net income for 2002 of $39.8 million, or $1.31 per share.

      Oil and gas sales during 2003 totaled $324.1 million. For 2002, oil and gas sales were $157.3 million. Cash flow from operations for 2003 increased to $217.0 million from $110.7 million in 2002.(1) The increases reflect 36 percent higher production volumes, 60 percent higher gas prices and 17 percent higher oil prices.

      On September 30, 2002, Cimarex acquired 100 percent of the outstanding common stock of Key Production Company, Inc. (Key) in a tax-free exchange. The acquisition was accounted for using the purchase method of accounting. The consolidated results of operations and cash flows subsequent to September 30, 2002 include the acquisition of Key.

      Year-end 2003 proved oil and gas reserves increased by 3 percent to 422.2 billion cubic feet (Bcf) equivalent and were comprised of 337.3 Bcf of gas and
14.1 million barrels of oil. Of total proved reserves, 99.4 percent were proved developed.

      The estimated present value of the future net cash flow before income taxes from year-end 2003 reserves, calculated under guidelines established by the Securities and Exchange Commission and using a 10 percent discount rate, is $1.03 billion. For purposes of this calculation, our average gas price was $5.54 per Mcf and oil was $30.49 per barrel. The standardized measure of discounted cash flows after income taxes was $711.6 million.

      Capital expenditures for exploration and development during 2003 were $160.6 million, up from $82.5 million during 2002. For all of 2003, we drilled 178 gross (97 net) wells, realizing a success rate of 81 percent.

      During the fourth quarter of 2003, Emerging Issues Task Force ("EITF") issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs" was adopted. As a result, certain reclassifications have been made for oil and gas sales, marketing revenues and expenses, and gas gathering and transportation costs. Adoption of EITF No. 00-10 has no effect on net income or cash flow from operations.

      (1) Cash Flow from Operations is a non-GAAP financial measure that represents "Net Cash Provided By Operating Activities" adjusted for the change in operating assets and liabilities. See below for a reconciliation of the related amounts.

      Conference call and web cast

      A conference call with management has been scheduled for 11 a.m. Mountain Time (1 p.m. Eastern), Wednesday, February 11, 2004. Interested parties in the U.S. and Canada may access the call by dialing (800) 881-5262 and requesting the Cimarex Energy Co. teleconference. In addition, a listen-only web cast of the call will be provided at www.cimarex.com. Please go to the website at least ten minutes early to register and to download any necessary audio software. If you are unable to participate in the live broadcast of the call, an audio replay will be available by dialing (800) 642-1687 and entering conference code 2934307.

      Cimarex Energy Co. is an independent oil and gas exploration and production company with operations focused in the Mid-Continent and Gulf Coast regions of the U.S.

      This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current view with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's annual report on Form 10-K filed for the year ended December 31, 2002, and the report filed on Form 10-Q for the quarter ended September 30, 2003.

      PRICE AND PRODUCTION DATA

                             For the Three Months Ended    For the Year Ended
                                     December 31,              December 31,
                                  2003         2002         2003         2002

Gas Production:
  Total
   production - Mcf           13,352,012   12,913,384   50,552,207   41,299,762
  Gas volume -
   Mcf per day                   145,131      140,363      138,499      113,150
  Gas price -
   per Mcf                    $     4.36   $     3.79   $     4.96   $     3.10

Oil Production
 (including NGL):
  Total production -
   barrels                       637,922      603,830    2,503,584    1,171,104
  Oil volume -
   barrels per day                 6,934        6,563        6,859        3,209
  Oil price - per
   barrel                     $    29.60   $    25.54   $    29.30   $    24.97


                                               Oil,
                                            Condensate
                                             and NGLs        Gas         Total
PROVED RESERVES                               (MBbls)       (MMcf)       (MMcfe)

December 31, 2002                              15,025      318,627      408,777
  Revisions of previous estimates                  41        6,699        6,943
  Extensions and discoveries                    1,625       61,545       71,296
  Production                                   (2,504)     (50,552)     (65,574)
  Purchases                                        43        1,320        1,581
  Sales                                           (93)        (295)        (856)

December 31, 2003                              14,137      337,344      422,167
  Proved Developed -
   December 31,2003                            13,876      336,230      419,488

                                               Oil,
                                            Condensate
                                             and NGLs        Gas         Total
PROVED RESERVES BY REGION                     (MBbls)       (MMcf)       (MMcfe)

Mid-Continent                                   2,951      172,150       189,855
Kansas                                          2,769       72,569        89,182
Permian Basin                                   3,307       36,959        56,800
Gulf Coast                                      1,916       35,829        47,328
Western                                         3,194       19,837        39,002
                                               14,137      337,344       422,167


CAPITALIZED COSTS INCURRED                                For the Year Ended
                                                             December 31,
                                                        2003              2002
                                                           (in thousands)
Acquisitions of Properties
  Proved                                            $   2,032         $ 286,041
  Unproved                                              9,330            16,008
Exploration                                            50,350            29,181
  Development                                         100,915            37,273
    Oil and gas expenditures                          162,627           368,503
Sale Proceeds                                            (694)             (151)
                                                    $ 161,933         $ 368,352


        RECONCILIATION OF CASH FLOW FROM               OPERATIONS

                               For the Three Months Ended   For the Year Ended
                                     December 31,              December 31,
                                   2003        2002          2003        2002
                                    (in thousands)            (in thousands)

Net cash provided by
 operating activities           $ 35,153    $ 32,826       $206,313    $104,455
  Increase (decrease) in
   operating assets and
   liabilities                    15,311      12,751         10,638       6,206

Cash flow from
 operations                     $ 50,464    $ 45,577       $216,951    $110,661

      Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program. It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

      INCOME STATEMENTS (unaudited)

                               For the Three Months Ended   For the Year Ended
                                       December 31,            December 31,
                                   2003         2002        2003          2002
                                      (In thousands, except per share data)

Revenues:
  Gas sales                    $  58,205    $  48,950    $ 250,764    $ 128,060
  Oil sales                       18,884       15,423       73,355       29,239
  Marketing, gathering
   and transportation             28,697       12,876      130,156       52,350
  Other                             (165)        (123)         (63)          (5)
                                 105,621       77,126      454,212      209,644
Operating expenses:
  Depreciation, depletion
   and amortization               24,098       21,086       88,774       49,231
  Asset retirement
   obligation accretion              272           --        1,009           --
  Marketing                       28,619       12,480      129,503       49,671
  Gas gathering and
   transportation                  2,262        2,502        7,472        7,918
  Production                       8,294        7,756       31,801       19,427
  Taxes other than income          8,036        4,794       27,485       13,154
  General and
   administrative                  5,206        3,700       17,526        8,568
  Stock compensation                 474          125        1,824          125
  Financing costs -
    Interest expense                 287          550        1,285          620
    Capitalized interest              --         (206)        (304)        (206)
    Interest income                 (127)         (49)        (332)        (243)
                                  77,421       52,738      306,043      148,265
Income before income tax
 expense and cumulative
 effect of a change in
 accounting principle             28,200       24,388      148,169       61,379
Income tax expense                 9,896        8,601       55,141       21,560
Income before cumulative
 effect of a change in
 accounting principle             18,304       15,787       93,028       39,819
Cumulative effect of a
 change in accounting
 principle, net of tax                --           --        1,605           --

Net income                     $  18,304    $  15,787    $  94,633    $  39,819

Earnings per share:
  Basic -
  Income before
cumulative effect
 of a change in
  accounting principle         $    0.44    $    0.39    $    2.24    $    1.32
 Cumulative effect of a
  change in accounting
  principle, net of tax               --           --         0.04           --

    Net income                 $    0.44    $    0.39    $    2.28    $    1.32

  Diluted -
    Income before
     cumulative effect of
     change in accounting
     principle                 $    0.43    $    0.38    $    2.18    $    1.31
    Cumulative effect of
     change in accounting
     principle, net of tax            --           --         0.04           --

    Net income                 $    0.43    $    0.38    $    2.22    $    1.31

Weighted average shares
 outstanding:
  Basic                           41,441       40,908       41,521       30,239
  Diluted                         42,668       41,217       42,640       30,317


      CASH FLOW STATEMENTS (unaudited)

                               For the Three Months Ended    For the Year Ended
                                      December 31,              December 31,
                                   2003         2002         2003         2002
                                                 (In thousands)

Cash flows from
 operating activities:
  Net income                   $  18,304    $  15,787    $  94,633    $  39,819
  Adjustment to reconcile
   net income to net cash
   provided by operating
   activities:
    Depreciation,
     depletion and
     amortization                 24,098       21,086       88,774       49,231
    Deferred income taxes          6,453        8,499       30,590       21,428
    Cumulative effect of
     a change in accounting
     principle, net of tax            --           --       (1,605)          --
    Asset retirement
     obligation accretion            272           --        1,009           --
    Amortization of
     restricted stock
     compensation                    498          125        1,914          125
    Income tax benefit
     related to stock
     options exercised               642           --        1,203           --
    Other                            197           80          433           58
  Changes in operating assets
   and liabilities:
    (Increase) decrease in
     accounts receivable         (11,744)     (13,516)     (10,123)     (15,996)
    (Increase) decrease
     in inventories                   44          571       (2,714)       1,770
    (Increase) decrease in
     other current assets         (2,627)      (2,260)      (3,242)        (934)
    Increase (decrease)
     in accounts and
     revenue payable              (3,570)      12,310       (9,310)      17,010
    Increase in accrued
     liabilities                   3,318      (10,265)      15,626       (8,321)
    Increase (decrease) in
     other liabilities              (732)         409         (875)         265
      Net cash provided
      by operating
      activities                  35,153       32,826      206,313      104,455

Cash flows from
 investing activities:
  Oil and gas
   expenditures                  (52,605)     (20,540)    (150,501)     (66,458)
  Acquisition of oil and
   gas properties                    499           --       (2,032)          --
  Merger related costs                --         (179)          --       (5,079)
  Cash received in
   connection with
   acquisition of Key                 --           --           --        2,135
  Proceeds from sale of
   assets                            810          313        1,041          313
  Other capital
   expenditures                   (1,458)      (1,694)      (8,149)      (2,596)
      Net cash used by
       investing
       activities                (52,754)     (22,100)    (159,641)     (71,685)

Cash flows from
 financing activities:
  Long-term borrowings                --       41,016           --       41,016
  Payments on long-term
   debt, net                          --      (45,016)     (32,000)     (45,016)
  Financing costs                     --         (927)          --         (927)
  Change in amount due (to)
   from Helmerich & Payne,
   Inc                                --          819           --      (13,089)
  Common stock reacquired
   and retired                        --           --           (8)          --
  Proceeds from issuance
   of common stock                 1,163          403        3,429          403
      Net cash provided
       (used) by financing
       activities                  1,163       (3,705)     (28,579)     (17,613)

Net change in cash and
 cash equivalents                (16,438)       7,021       18,093       15,157
Cash and cash equivalents
 at beginning of period           56,858       15,306       22,327        7,170
Cash and cash equivalents
 at end of period              $  40,420    $  22,327    $  40,420    $  22,327


      BALANCE SHEETS (unaudited)

                                                 December 31,    December 31,
                      Assets                         2003            2002
                                              (In thousands, except share data)

Current assets:
  Cash and cash equivalents                      $    40,420    $    22,327
  Receivables, net                                    68,293         58,276
  Inventories                                          6,700          3,986
  Deferred income taxes                                1,631          2,073
  Other current assets                                 6,160          2,949
    Total current assets                             123,204         89,611
Oil and gas properties at cost, using
 the full cost method of accounting:
  Proved properties                                1,331,095      1,172,488
  Unproved properties and properties under
   development, not being amortized                   39,370         23,941
                                                   1,370,465      1,196,429
  Less - accumulated depreciation,
   depletion and amortization                       (746,161)      (665,711)
    Net oil and gas properties                       624,304        530,718
Fixed assets, net                                     12,092          6,849
Goodwill                                              44,967         45,836
Other assets, net                                        941          1,272
                                                 $   805,508    $   674,286
      Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                               $    18,394    $    22,339
  Accrued liabilities                                 48,339         21,892
  Revenue payable                                     18,776         24,022
    Total current liabilities                         85,509         68,253
Long-term debt                                            --         32,000
Deferred income taxes                                155,293        127,023
Asset retirement obligation                           16,463             --
Deferred compensation                                 11,724             --
Other liabilities                                      1,779          2,130
Stockholders' equity:
  Preferred stock, $0.01 par value,
   15,000,000 shares authorized,
   no shares issued                                       --             --
  Common stock, $0.01 par value,
   100,000,000 shares authorized,
   41,063,653 and 41,410,308 shares
   issued and outstanding, respectively                  411            414
  Paid-in capital                                    237,430        243,420
  Unearned compensation                               (9,540)       (10,814)
  Retained earnings                                  306,439        211,860
                                                     534,740        444,880
                                                 $   805,508    $   674,286


SOURCE  Cimarex Energy Co.
    -0-                             02/11/2004
    /CONTACT:  Paul Korus of Cimarex Energy Co., +1-303-295-3995/
    /First Call Analyst: /
    /FCMN Contact: mrohrer@cimarex.com /
    /Web site:  http://www.cimarex.com /
    (XEC)

CO:  Cimarex Energy Co.
ST:  Colorado
IN:  OIL
SU:  ERN CCA MAV TNM